Exhibit 99.1

Kubient Reports Strong Third Quarter 2021 Results

Company Records Net Revenue Increase of 141% Year-Over-Year and 35% Quarter-Over-Quarter

Continued Expansion of KAI Platform Drives Strong Momentum Heading into 2022

NEW YORK – November 10, 2021 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 and Recent Operational Highlights

•	Net revenue increased 141% year-over-year and 35% quarter-over-quarter, as a result of an increase in partnerships on both the supply and demand side of the Audience Cloud marketplace

•	Partnered with Verve Group to increase transparency and reduce fraud in the advertising supply chain. The partnership opens up premium inventory for advertisers working with Verve Group, and enables Kubient's publishers the ability to access additional premium inventory from Verve Group, ultimately creating more transparency and efficiency for brands and agencies

•	Publisher inventory that Kubient can monetize, or ad impression opportunities, for the Audience Cloud, Kubient’s flexible open marketplace for both advertisers and publishers to reach, monetize and connect their audiences, increased 156% from Q2 2021 to Q3 2021

•	The number of total direct publisher partnerships that have authorized Kubient to sell their inventory is currently 3,270, a decrease of 298 from the prior quarter. The decrease in publishers was a result of KAI identifying and removing fraudulent websites within the Audience Cloud

•	Revealed figures on the state of ad fraud as identified by the company's proprietary ad fraud detection tool, Kubient Artificial Intelligence (“KAI”)

•	During the three months ended September 30, 2021, Kubient continued its expansion of KAI and performed 8 KAI audits with prospective customers. Year to date, the Company has performed a total of 14 KAI audits

Management Commentary

“It is greatly encouraging to recognize a record net revenue increase of 141% year-over-year and 35% quarter-over-quarter, as we continue to steadily expand and recognize that advertisers and publishers are starting to embrace our concept of a transparent and fraud free marketplace,” said Kubient Founder, Chairman, CSO, and Interim CEO Paul Roberts. “With our sales team increasingly speaking to more prospective customers, a common underlying theme we have unveiled is that companies continue to be very interested in our technology and our ability to help them generate a higher ROI, in a safe and efficient manner. The growing interest centers around KAI, as we’ve performed a total of eight KAI audits in the third quarter and 14 audits year to date. Though we are in the early stages of the industry adopting KAI, we are confident in our ability to capitalize on the growing opportunities and expanding our footprint.

“In conjunction with our organic growth strategy, we are continuing to make progress with our M&A initiative. We are deep in the due diligence phase with several companies and have signed a number of non-binding LOIs, of which we are confident will not only result in acquisition but will add lasting value to our growth strategy. It has been our goal to bolster both the publisher and advertising side of the Audience Cloud marketplace equation, and I am confident that our M&A efforts will help increase our marketplace both vertically and horizontally. As the year comes to a close, we remain laser focused on executing across all fronts and getting one step closer towards transforming the digital advertising industry”

Third Quarter 2021 Financial Results

Net revenues increased to approximately $677,000 compared to approximately $280,000 in the same period last year. This represents a 141% increase year-over-year and a 36% increase from the prior quarter.

Technology expenses increased to approximately $777,000 from approximately $546,000 in the same period last year. The year-over-year increase was a result of increases in salary expense arising from a surge in technology personnel headcount, as well as increased consulting fees, cloud hosting costs, and non-cash expenses of stock based compensation and amortization of software.

General and administrative expenses increased to approximately $1.5 million compared to approximately $1.0 million in the same period last year. The year-over-year increase was primarily due to increases in salary expense primarily arising from an increase in general and administrative headcount, as well as increased stock-based compensation, insurance expense, office related expenses and taxes.

GAAP net loss was approximately $2.3 million, or $(0.16) loss per share, compared to a net loss of approximately $4.2 million, or $(1.03) loss per share, in the same period last year. The year-over-year decrease in net loss was due to increased revenues and a decrease in other expenses.

Adjusted EBITDA, a non-GAAP measure, decreased to approximately $(1.9) million, compared to an adjusted EBITDA of approximately $(1.5) million in the same period last year.

As of September 30, 2021, the Company had a cash balance of approximately $28.7 million.

Conference Call

Kubient will hold a conference call today (November 10, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

U.S. dial-in: 1-877-344-8082

International dial-in: 1-213-992-4618

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 17, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 147442

About Kubient

Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Non-GAAP Measures

The Company defines EBITDA as net income (loss) before interest (including non-cash interest), taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation that the Company does not believe reflects the underlying business performance.

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as stock-based compensation expense), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Kubient Investor Relations

Gateway Investor Relations

Matt Glover and John Yi

T: 1-949-574-3860

Kubient@gatewayir.com

Kubient, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	September 30,
	2021	2020
Net Revenues	$676,986	$280,401

Operating Expenses:
Sales and marketing	715,820	145,755
Technology	776,573	545,639
General and administrative	1,514,913	1,022,106
Total Operating Expenses	3,007,306	1,713,500
Loss From Operations	(2,330,320)	(1,433,099)

Other (Expense) Income:
Interest expense	(2,098)	(392,714)
Interest expense - related parties	-	(200,821)
Amortization of beneficial conversion feature	-	(1,984,322)
Gain on settlement of notes and other payables	-	139,333
Interest income	21,805	3,395
Loss on extinguishment of convertible note payable	-	(297,272)
Other income	-	1,000
Total Other Income (Expense)	19,707	(2,731,401)
Net Loss	$(2,310,613)	$(4,164,500)

Kubient, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets

Current Assets:
Cash	$28,746,456	$24,782,128
Accounts receivable, net	372,971	1,373,754
Prepaid expenses and other current assets	625,643	107,651
Total Current Assets	29,745,070	26,263,533
Intangible assets, net	2,440,316	1,071,850
Property and equipment, net	34,035	17,166
Deferred offering costs	37,510	10,000
Total Assets	$32,256,931	$27,362,549

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable - suppliers	$451,709	$336,028
Accounts payable - trade	817,389	1,106,604
Accrued expenses and other current liabilities	921,990	1,032,282
Notes payable	260,322	218,461
Total Current Liabilities	2,451,410	2,693,375
Notes payable, non-current portion	77,422	187,629
Total Liabilities	2,528,832	2,881,004

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized;
No shares issued and outstanding as of September 30, 2021 and December 31, 2020	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized;
14,252,886 and 11,756,109 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	143	118
Additional paid-in capital	51,827,263	40,770,504
Accumulated deficit	(22,099,307)	(16,289,077)
Total Stockholders' Equity	29,728,099	24,481,545
Total Liabilities and Stockholders' Equity	$32,256,931	$27,362,549

Kubient, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(5,810,230)	$(5,727,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	304,068	227,355
Bad debt expense	-	3,734
Gain on forgiveness of accounts payable - supplier	-	(236,248)
Stock-based compensation:
Stock options	7,618	15,993
Common stock	516,381	62,484
Amortization of debt discount and debt issuance costs	-	915,994
Amortization of debt discount and debt issuance costs - related parties	-	357,201
Amortization of beneficial conversion feature	-	1,984,322
Loss on extinguishment of convertible note payable	-	297,272
Gain on settlement of notes and other payables	-	(139,333)
Changes in operating assets and liabilities:
Accounts receivable	1,000,783	(762,452)
Prepaid expenses and other current assets	(155,367)	(89,013)
Accounts payable - suppliers	115,681	(193,334)
Accounts payable - trade	(289,215)	68,002
Accrued expenses and other current liabilities	(274,667)	492,372
Accrued interest	7,025	195,596
Accrued interest - related parties	-	53,026
Net Cash Used In Operating Activities	(4,577,923)	(2,474,947)

Cash Flows From Investing Activities:
Purchase of intangible assets	(1,133,072)	(855,019)
Purchase of property and equipment	(24,331)	(5,287)
Net Cash Used In Investing Activities	(1,157,403)	(860,306)

Cash Flows From Financing Activities:
Proceeds from exercise of warrants [1]	9,787,149	-
Repayment of PPP loan	(68,346)	-
Proceeds from exercise of options	8,361	-
Payment of deferred offering costs	(27,510)	-
Proceeds from sale of common stock and warrants in initial public offering, net [2]	-	11,503,488
Payment of initial public offering issuance costs	-	(841,376)
Proceeds from issuance of notes payable	-	656,190
Repayment of notes payable	-	(95,000)
Proceeds from issuance of notes payable - related parties	-	585,000
Repayment of note payable - related party	-	(150,000)
Net Cash Provided By Financing Activities	9,699,654	11,658,302
Net Increase In Cash	3,964,328	8,323,049
Cash - Beginning of the Period	24,782,128	33,785
Cash - End of the Period	$28,746,456	$8,356,834

[1] Includes gross proceeds of $10,169,027, less issuance costs of $381,878.

[2] Includes gross proceeds of $12,503,750, less underwriting discounts and commissions of $1,000,262.

Kubient, Inc.

Reconciliation of Non-GAAP Adjusted EBITDA

(Unaudited)

	For the Three Months Ended
	September 30,
	2021	2020
Net Loss Attributable to Common Shareholders	$(2,310,613)	$(5,846,500)
Interest expense	2,098	392,714
Interest expense - related parties	-	200,821
Interest income	(21,805)	(3,395)
Amortization of beneficial conversion feature	-	1,984,322
Depreciation and amortization	144,775	88,210
EBITDA	(2,185,545)	(3,183,828)

Adjustments:
Deemed dividend related to warrant down round adjustment	-	1,682,000
Stock-based compensation expense	263,247	(5,465)
Adjusted EBITDA	$(1,922,298)	$(1,507,293)

Adjusted Loss Per Share	$(0.13)	$(0.27)

Weighted Average Common Shares Outstanding -
Basic and Diluted	14,252,886	5,676,561